Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-201880 on Form S-8 of our report dated June 24, 2022, appearing in this Annual Report on Form 11-K of the Investar Holding Corporation 401(k) Plan for the year ended December 31, 2021.

/s/Postlethwaite & Netterville, APAC

Baton Rouge, Louisiana

June 24, 2022